EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated May 24, 2001, accompanying the consolidated financial statements included in the Annual Report of Pontotoc Production, Inc. on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ascent Energy Inc. on Form S-4 (File No. 333-57746, effective June 29, 2001).





/s/ Grant Thornton LLP

GRANT THORNTON LLP


Oklahoma City, Oklahoma
June 29, 2001